EXHIBIT 1

JOINT FILING AGREEMENT

Spartan Acquisition Corp. III

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2022.

SPARTAN ACQUISITION SPONSOR III LLC

By:	AP Spartan Energy Holdings III, L.P., its sole member

	By:	Apollo ANRP Advisors III, L.P., its general partner

		By:	Apollo ANRP Capital Management III, LLC, its general partner

			By:	/s/ James Elworth
			Name:	James Elworth
			Title:	Vice President

AP SPARTAN ENERGY HOLDINGS III, L.P.

By:	Apollo ANRP Advisors III, L.P., its general partner

	By:	Apollo ANRP Capital Management III, LLC, its general partner

		By:	/s/ James Elworth
		Name:	James Elworth
		Title:	Vice President

APOLLO ANRP ADVISORS III, L.P.

By:	Apollo ANRP Capital Management III, LLC, its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

APOLLO ANRP CAPITAL MANAGEMENT III, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APH HOLDINGS, L.P.

By:	Apollo Principal Holdings III GP, Ltd., its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

APOLLO PRINCIPAL HOLDINGS III GP, LTD.

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

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